                                                                   Exhibit 10.19

I, Joseph Tung, certify that set forth below is a fair and accurate English translation of the required document included as an exhibit to this Registration Statement.

                               By: /s/ JOSEPH TUNG
                                   ------------------------------
                                   Title: Chief Financial Officer
                                   Dated: August 28, 2000

(English Translation Summary)

                          MINISTRY OF ECONOMIC AFFAIRS
                 EXPORT PROCESSING ZONES ADMINISTRATION (EPZA)
                         NANTZE EXPORT PROCESSING ZONE


                             LAND LEASE AGREEMENTS

I.  See Annex I for a description of lease details.

II. General Provisions:

     The land in the Kaohsiung Nantze Export Processing Zone on which ASE Inc.'s packaging and testing facilities are located is leased from the Ministry of Economic Affairs, Export Processing Zones Administration.

     The term under all lease agreements between EPZA and ASE Inc. is 10 years. The usage of leased land is limited to office, factory, warehouse, and operational space. No sublease or lending of the land is allowed. The usage, rental payment schedule, default penalty, public construction fee, deposit, minimum dimension and other construction requirements are stipulated by the regulations of the Ministry of Economic Affairs. The EPZA may adjust the rental when the government reevaluates the land price.

     The lease agreements are renewable by 3 months prior written application with the EPZA. After the termination of the lease agreement, ASE Inc. should return the buildings on the land and the buildings will be sold to any other enterprises as approved by the EPZA within 6 months.

     The regulation of Ministry of Economics Affairs in connection with the lease in the Nantze Export Processing Zone may change from time to time. There can be no assurance that current regulations will continue in effect or that future changes will not have an adverse effect upon the availability of the lease above.

                                                                         ANNEX I

                                                                                                PUBLIC
                                                                 UNIT PRICE          RENTAL    FACILITY
EXHIBIT   LAND LEASE                           TOTAL AREA      (NT$/m(2)/PER       (NT$/PER   CONSTRUCTION    LEASE         DATE OF
  NO.     AGREEMENTS          PROPERTY           (m(2))            MONTH)            MONTH)       FEE          PERIOD         LEASE
10.19     (86) Nan-   Nantze Export              6,946             11.50             79,879          0        1997.8.1-   (No Date)
          Di-Tse-     Processing Zone,                                                                        2007.7.31
          No. 35      Hoping Section,
                      Sub-Section II,
                      District 3, No.
                      634 and 635
                      (Property No. CL009)